UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

22 Cortlandt Street (14th Floor), New York, NY 10007

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B common stock, par value $0.01 per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Zedge, Inc. (the “Registrant”) is filing this Form 8-A in connection with the listing of its Class B common stock on the NYSE MKT, which is expected to become effective on June 1, 2016.

Item 1.   Description of Registrant’s Securities to be Registered.

For a description of the Class B common stock, par value $0.01 per share, of the Registrant reference is made to the information provided under Item 11 of Post-Effective Amendment No. 2 to the Registration Statement on Form 10 filed by the Registrant on June 1, 2016 (Registration No. 000-55593). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.	Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

2.	Third Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

3.	By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-555593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

4.

Definitive Information Statement of IDT Corporation, dated June 1, 2016 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZEDGE, INC.

Date: June 1, 2016	By:	/s/ Jonathan Reich
Jonathan Reich Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.	Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

2.	Third Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

3.	By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-555593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).

4.

Definitive Information Statement of IDT Corporation, dated June 1, 2016 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55593), filed with the Securities and Exchange Commission on June 1, 2016 (incorporated herein by reference).